Exhibit 99.3

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM JAPAN OR ANY OTHER JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF THAT JURISDICTION

For Immediate Release

5 January 2010

OFFER

by

KRAFT FOODS INC. (“KRAFT FOODS”)

for

CADBURY PLC (“CADBURY”)

Kraft Foods Offer to Include Partial Cash Alternative Enabled by Net Proceeds from

Sale of North American Pizza Business

This morning, Kraft Foods announced a definitive agreement to sell the assets of its North American pizza business to Nestlé for a total consideration of US$3.7 billion.

Following this news, Kraft Foods is now announcing it will use an amount equivalent to the full net proceeds from the sale (less taxes and deleveraging to maintain its investment grade credit rating) to fund a partial cash alternative (the “Partial Cash Alternative”) as part of its Offer for Cadbury plc.

Kraft Foods is doing this because of the desire expressed by some Cadbury Securityholders to have a greater proportion of the Offer in cash and because Kraft Foods Shareholders have expressed a desire for Kraft Foods to be more sparing in its use of undervalued Kraft Foods Shares as currency for the Offer.

Kraft Foods continues to believe that its share price is depressed as a consequence of a number of short term factors which it believes will dissipate once the uncertainty surrounding its Offer for Cadbury is resolved. Therefore, it will apply an amount equivalent to the net proceeds from the pizza sale, estimated to be 60 pence per Cadbury Share or 240 pence per Cadbury ADS, to fund a Partial Cash Alternative to its Offer to acquire Cadbury. Kraft Foods will announce the detailed terms of the Partial Cash Alternative on or before 19 January 2010 (being the last day for Kraft Foods to amend the terms of the Offer).

Cadbury Securityholders who accept the Offer and elect to receive the Partial Cash Alternative will be able to receive an additional 60 pence per Cadbury Share or an additional 240 pence per Cadbury ADS in cash in place of some of the New Kraft Foods Shares they would have otherwise been entitled to receive under the Offer.

The price at which Cadbury Securityholders will be able to substitute cash for New Kraft Foods Shares under this Partial Cash Alternative will be the market price, in pounds sterling at the then current exchange rate, of a Kraft Foods Share at the close of business on the day before Kraft Foods announces the detailed terms of the Partial Cash Alternative.

Until the detailed terms of the Partial Cash Alternative are announced, the Offer remains unchanged. Once the terms of the Partial Cash Alternative are set, its value may be more or less than that of the basic terms of the Offer depending on the prevailing market price of a Kraft Foods Share and the US dollar/pounds sterling exchange rate.

Cadbury Securityholders who believe they might want to receive the Partial Cash Alternative should wait for the publication and/or filing, as applicable, of the revised offer documentation. This documentation will be published and/or filed, as applicable, on or before 19 January 2010.

Lazard & Co., Limited, Centerview Partners UK LLP, Citigroup Global Markets Limited and Deutsche Bank AG, London Branch are satisfied that sufficient resources are available to Kraft Foods to satisfy in full the cash consideration payable as a result of full acceptance of the Offer (including payments made pursuant to the Partial Cash Alternative as described above).

Other than as expressly set out in this announcement, capitalised terms used in this announcement shall have the meaning given to them in the Offer Document.

Enquiries:

Kraft Foods
Perry Yeatman	(Media)	+1 847 646 4538
Chris Jakubik	(Investors)	+1 847 646 5494

Lazard (lead financial adviser)
Jeffrey Rosen		+1 212 632 6000
Antonio Weiss		+1 212 632 6000
William Rucker		+44 20 7187 2000
Peter Kiernan		+44 20 7187 2000

Citigroup (corporate broking)
David James	+44 20 7986 4000

Deutsche Bank (corporate broking)
James Agnew	+44 20 7545 8000

Brunswick Group (public relations)
Richard Jacques	+44 20 7404 5959
Jonathan Glass	+44 20 7404 5959

Financial advisers:

Centerview Partners
Robert Pruzan

Citigroup
Leon Kalvaria

Deutsche Bank
Nigel Meek

Further information

This announcement will be available on Kraft Foods’ website (www.transactioninfo.com/kraftfoods/) by no later than 12 noon (London time) on 6 January 2010.

Lazard & Co., Limited, which is authorised and regulated in the UK by the FSA, is acting as financial adviser to Kraft Foods and no one else in connection with the contents of this announcement and the Offer and will not be responsible to any person other than Kraft Foods for providing the protections afforded to clients of Lazard & Co., Limited, nor for providing advice in relation to the Offer or any matters referred to herein.

Centerview Partners UK LLP, which is authorised and regulated in the UK by the FSA, is acting as financial adviser to Kraft Foods and no one else in connection with the contents of this announcement and the Offer and will not be responsible to any person other than Kraft Foods for providing the protections afforded to clients of Centerview Partners UK LLP, nor for providing advice in relation to the Offer or any matters referred to herein.

Citigroup Global Markets Limited, which is authorised and regulated in the UK by the FSA, is acting as financial adviser and corporate broker to Kraft Foods and no one else in connection with the contents of this announcement and the Offer and will not be responsible to any person other than Kraft Foods for providing the protections afforded to clients of Citigroup Global Markets Limited, nor for providing advice in relation to the Offer or any matters referred to herein.

Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin – Federal Financial Supervisory Authority) and authorised and subject to limited regulation by the FSA. Details about the extent of Deutsche Bank AG’s authorisation and regulation by the FSA are available on request. Deutsche Bank AG, London Branch (and its affiliates) are acting as financial adviser and corporate broker to Kraft Foods and no one else in connection with the contents of this announcement and the Offer and will not be responsible to any person other than Kraft Foods for providing the protections afforded to clients of Deutsche Bank AG, London Branch (or its affiliates), nor for providing advice in relation to the Offer or any matters referred to herein.

This announcement is not intended to, and does not, constitute or form part of any offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to this announcement or otherwise. The revised Offer will be made solely by the revised offer documentation, which will contain the full conditions and revised terms of the Offer, including details of the Partial Cash Alternative.

This announcement is not a prospectus and investors should not subscribe for any New Kraft Foods Shares except on the basis of information in the Prospectus (and supplementary prospectus) or the Registration Statement (as appropriate) which have been published and/or filed and which are available from Kraft Foods’ website (www.transactioninfo.com/kraftfoods/) from time to time. The New Kraft Foods Shares are not being offered to the public by means of this announcement. In making their decision whether or not to accept the Offer, Cadbury Securityholders who are South African residents will need to take into account the Excon Regulations, and consider whether or not their acceptance of the Offer and their subsequent receipt of consideration for their Cadbury Shares from Kraft Foods, whether in the form of cash and/or New Kraft Foods Shares, will be in compliance with the Excon Regulations.

This announcement has been prepared in accordance with English law and the Takeover Code and information disclosed may not be the same as that which would have been prepared in accordance with the laws of jurisdictions outside England.

The release, publication or distribution of this announcement and any other applicable Offer-related documentation in jurisdictions other than the UK, the US, Canada, France, Ireland or Spain, and the availability of the Offer to Cadbury Securityholders who are not resident in the UK, the US, Canada, France, Ireland or Spain, may be affected by the laws or regulations of relevant jurisdictions. Therefore, any persons who are subject to the laws and regulations of any jurisdiction other than the UK, the US, Canada, France, Ireland or Spain, or Cadbury Securityholders who are not resident in such jurisdictions should inform themselves of and observe any applicable requirements.

The Offer is not being extended, and will not be extended, directly or indirectly, in or into, or by use of mails or any means or instrumentality (including, without limitation, electronic mail, facsimile transmission, telex, telephone, internet or other forms of electronic communication) of interstate or foreign commerce of, or any facilities of a national securities exchange of, any jurisdiction where to do so would violate the laws of that jurisdiction or would require registration of the New Kraft Foods Shares, other than the US (a “Restricted Jurisdiction”). Accordingly, copies of this announcement and the Offer-related documentation are not being, and must not be, directly or indirectly, mailed, transmitted or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction. Persons receiving this announcement (including, without limitation, custodians, nominees, and trustees) should observe these restrictions. Failure to observe these restrictions may render any purported acceptance of the Offer invalid.

Kraft Foods reserves the right to elect, with the agreement of Cadbury and the consent of the Panel (where necessary), to implement the acquisition of Cadbury by way of a court-approved scheme of arrangement in accordance with Part 26 of the 2006 Act. In such event, the acquisition will be implemented on substantially the same terms, subject to appropriate amendments, as those which would apply to the Offer.

Notice to US investors

This announcement does not constitute, or form part of, any offer for, or any solicitation of any offer for securities, nor is it a solicitation of any vote or approval in any jurisdiction, nor will there be any purchase or transfer of the securities referred to in this announcement in any jurisdiction in contravention of applicable law or regulation.

The revised Offer will be made pursuant to applicable US tender offer rules and otherwise in accordance with the requirements of the Takeover Code. Accordingly, the revised Offer will be subject to disclosure and other procedural requirements, including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments that may be different from those typically applicable under US domestic tender offer procedures and law.

The receipt of cash and New Kraft Foods Shares pursuant to the Offer by a United States holder of Cadbury Shares may be a taxable transaction for United States federal income tax purposes and under applicable US state and local, as well as foreign and other tax laws. Each holder of Cadbury Shares is urged to consult his independent professional adviser regarding the tax consequences of acceptance of the Offer.

Cadbury is incorporated under the laws of England and Wales. All or some of the directors of Cadbury are residents of countries other than the United States. As a result, it may not be possible for Cadbury US Shareholders to effect service of process within the United States upon Cadbury or such directors of Cadbury or to enforce against any of such directors judgements of the United States predicated upon the civil liability provisions of the federal securities laws of the United States. It may not be possible to sue Cadbury or its officers or directors in a non-US court for violations of US securities laws.

Forward-looking statements

Certain statements contained or incorporated by reference in this announcement may constitute “forward-looking statements”. All statements in this announcement, other than those relating to historical information or current condition, are forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control of Kraft Foods, that could cause Kraft Foods’ actual results to differ materially from those indicated in any such statements. Such factors include, but are not limited to, continued volatility of input costs, pricing actions, increased competition, Kraft Foods’ ability to differentiate its products from retailer brands, unanticipated expenses in connection with litigation, settlement of legal disputes, regulatory investigations or enforcement actions, Kraft Foods’ indebtedness and ability to pay its indebtedness, the shift in consumer preference to lower priced products, risks from operating outside the US, tax law changes, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other Conditions of the Offer, adverse effects on the market price of Kraft Foods Shares and on Kraft Foods’ operating results because of a failure to complete the proposed acquisition, failure to realise the expected benefits of the proposed acquisition, significant transaction costs and/or unknown liabilities and general economic and business conditions that affect the Combined Group following the completion of the proposed acquisition. For more information on these and other factors that could affect Kraft Foods’ forward-looking statements, please also see the section entitled “Risk Factors” in the Prospectus or in the US Offer Document, as applicable, and the risk factors in Kraft Foods’ filings with the SEC, including Kraft Foods’ most recently filed annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Kraft Foods disclaims and does not undertake any obligation to update or revise any forward-looking statement in this announcement except as required by applicable law or regulation.

Additional US-related information

Kraft Foods has filed the Registration Statement and tender offer documents with the SEC in connection with the Offer. Cadbury US Shareholders, Cadbury Canadian Shareholders and Cadbury ADS Holders, wherever located, should read those filings, and any other filings made by Kraft Foods with the SEC in connection with the Offer as they contain important information. Those documents, as well as Kraft Foods’ other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov and at Kraft Foods’ website at www.Kraftfoodscompany.com.

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